Exhibit d.9

ALLIED CAPITAL CORPORATION

RIGHTS OFFERING
NOMINEE HOLDER OVER-SUBSCRIPTION EXERCISE FORM

Please complete all applicable information. This form is to be used only by nominees to exercise the Over-Subscription Right for the accounts of persons whose rights have been exercised and delivered in connection with the Basic Subscription Rights through the facilities of a common depository. All other exercises of Over-Subscription Rights must be effected by the delivery of the Subscription Rights Certificate.

The terms and conditions of the rights offering are set forth in the Company’s Prospectus dated October      , 2002 (the “Prospectus”) and are incorporated herein by reference. Copies of the Prospectus are available upon request from the Information Agent, Georgeson Shareholder Communications, Inc. toll-free at (866) 206-4938.

THIS FORM IS VOID AND WITHOUT EFFECT UNLESS IT IS RECEIVED BY AMERICAN STOCK TRANSFER & TRUST COMPANY (THE “SUBSCRIPTION AGENT”) BY 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 21, 2002 (THE “EXPIRATION DATE”), UNLESS THE EXPIRATION DATE IS EXTENDED BY THE COMPANY AND UNLESS PRECEDED BY A NOTICE OF GUARANTEED DELIVERY.

Please complete all applicable information and return by mail, overnight courier or by hand to:

AMERICAN STOCK TRANSFER & TRUST COMPANY

59 Maiden Lane, Plaza Level
New York, New York 10038

Facsimile: (718) 234-5001

Telephone Number for Confirmation and Information: (718) 921-8200

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR OTHER TRANSMISSION OF INSTRUCTIONS VIA TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE VALID DELIVERY.

1.	The undersigned hereby certifies to the Company and the Subscription Agent that it is a participant in The Depository Trust Company (“DTC”) and that it has either (i) exercised the Basic Subscription Rights in full and delivered a Subscription Certificate and payment to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent, or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery and payment in respect of the exercise of the Basic Subscription Rights and will deliver the Subscription Certificate called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such Depository Account of the Subscription Agent.

2.	The undersigned hereby exercises the Over-Subscription Right to purchase, to the extent available, shares of the Company’s common stock and certifies to the Company and the Subscription Agent that such Over-Subscription Right is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Basic Subscription Rights have been exercised.

3.	The undersigned understands that payment of the estimated subscription price (as defined in the Prospectus) per share for all shares of common stock subscribed for pursuant to the Over-Subscription Right must be received by the Subscription Agent at or before 5:00 P.M.,

New York City time, on the Expiration Date*, and hereby represents that (check appropriate box):

[]	payment of the estimated subscription price in the aggregate amount of $ is being delivered to the Subscription Agent herewith and is delivered in the manner set forth in the Prospectus, or

[]	payment of the estimated subscription price in the aggregate amount of $ has been delivered separately to the Subscription Agent and was delivered in the manner set forth in the Prospectus.

*Unless extended by the Company

Basic Subscription Confirmation Number

Name of DTC Participant	DTC Participant Number

PLEASE NOTE: THIS FORM SHALL NOT BE ACCEPTED AS VALID UNLESS THE FOLLOWING INFORMATION IS PROVIDED FOR THE ALLOCATION OF OVER-SUBSCRIPTION SHARES.

      The positions below pertain to those persons on whose behalf the Over-Subscription is being exercised:

Total number of record date shares

Total number of Basic Subscription Rights exercised

Registration into which Common Shares, and/or refund checks, if any, should be issued:

Name:

Address:

Certified TIN:

By:

Name: Title:

Contact Name:

Phone Number:

Dated: